UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Protagenic Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

October 10, 2022

Dear Fellow Stockholder:

You are cordially invited to our virtual Annual Meeting of Stockholders of Protagenic Therapeutics, Inc. (the “Annual Meeting”) to be held on November 23, 2022 at 10:00a.m., Eastern Time. The virtual nature of the Annual Meeting will enable us to increase stockholder accessibility, while improving meeting efficiency and reducing costs. Stockholders will be able to listen, vote and submit questions from their home or any remote location with internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 2.

The matters to be considered and voted upon at the Annual Meeting are described in the Proxy Statement that accompany this letter.

It is very important that your shares be represented and voted at the Annual Meeting. Please read the attached proxy statement and vote your shares as soon as possible.

If you have any questions or need assistance in voting your shares, please call our Chief Financial Officer, Dr. Alexander K. Arrow, at 213-260-4342.

Thank you for your continued support.

Sincerely

/s/ Garo H. Armen
Garo H. Armen
Chairman

Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To be held on November 23, 2022

The virtual Annual Meeting of the Stockholders of Protagenic Therapeutics, Inc., a Delaware corporation, will be held at 10:00 a.m. Eastern Time, on November 23, 2022. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. There will be no physical location for stockholders to attend. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/PTIX2022. The Annual Meeting will be held for the following purposes. Capitalized terms are defined in the attached proxy statement.

●	To elect the Class I director nominees to serve as directors until our 2025 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

●	To authorize the Board to approve an amendment to our Third Amended and Restated Certificate of Incorporation (our “Charter”) which allows for an up to 1-for-4 reverse stock split (the “Reverse Split Amendment”);

●	To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2022;

●	Advisory vote to approve named executive officer compensation; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 26, 2022 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting or not, you may vote your shares over the Internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the virtual Annual Meeting and prefer to vote at that time, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alexander K. Arrow
Alexander K. Arrow
Chief Financial Officer and Secretary
New York, New York
October 11, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2021

This Proxy Statement, this Notice of Annual Meeting of Stockholders, and a form of proxy are all available free of charge on the following website; www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the internet.

Table of Contents

ABOUT THE ANNUAL MEETING	3

PROPOSAL NO. 1: TO ELECT THE CLASS I DIRECTOR NOMINEES TO SERVE AS DIRECTORS UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED	7

CORPORATE GOVERNANCE	10

EXECUTIVE COMPENSATION	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30

PROPOSAL NO. 2: TO APPROVE THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED (OUR “CHARTER”), TO EFFECT A REVERSE STOCK SPLIT IN THE RANGE OF 1-FOR-2 TO 1-FOR-4, WITH THE EXACT RATIO TO BE SET WITHIN THAT RANGE AT THE DISCRETION OF OUR BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS AND WITH OUR BOARD OF DIRECTORS ABLE TO ELECT TO ABANDON SUCH PROPOSED AMENDMENT AND NOT EFFECT THE REVERSE SPLIT AUTHORIZED BY STOCKHOLDERS, IN ITS SOLE DISCRETION. (THE “REVERSE SPLIT AMENDMENT”);	32

PROPOSAL NO. 3: RATIFY THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021	41

PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	42

REPORT OF THE AUDIT COMMITTEE	43

STOCKHOLDER PROPOSALS	44

WHERE YOU CAN FIND ADDITIONAL INFORMATION	44

OTHER MATTERS	44

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PROTAGENIC THERAPEUTICS, INC.

149 FIFTH AVENUE, SUITE 500

NEW YORK, NY 10010

PROXY STATEMENT

FOR

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To be held on November 23, 2022

This proxy statement contains information related to the Annual Meeting of Stockholders of Protagenic Therapeutics, Inc., a Delaware corporation located at 149 Fifth Avenue, New York, New York 10010 (the “Company”), to be held on November 23, 2022 at 10:00 a.m. Eastern Time. The Annual Meeting will be completely virtual. The Annual Meeting shall be held at such other time and place to which the Annual Meeting may be adjourned or postponed. If you plan to participate in the virtual meeting, please see the instructions under “How can I attend the Annual Meeting?” on page 2 of this proxy statement. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/PTIX2022.

In accordance with the “e-proxy” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors of Protagenic Therapeutics, Inc. (the “Board”), on or about October 11, 2022 we will send a Notice of Internet Availability of Proxy Materials and provide access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021 and a form of proxy) within three to five days from the date of receipt of such request.

ABOUT THE ANNUAL MEETING

Why are we calling this Annual Meeting?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of the Company’s shares of Common Stock, and/or the Company’s Series B Preferred Stock at the close of business on September 26, 2022 (the “Record Date”) and are entitled to vote at the Annual Meeting.

As of the Record Date, we had 17,209,612 outstanding shares of common stock and no outstanding shares of any other class of Stock.

The shares of our Common Stock represented thereby will be voted in the manner specified in this proxy statement. If not otherwise specified, the shares of our Common Stock represented by the proxies will be voted:

●	To elect the Class I director nominees to serve as directors until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;

●	To authorize the Board to approve an amendment to our Third Amended and Restated Certificate of Incorporation (our “Charter”) which allows for an up to 1-for-4 reverse stock split (the “Reverse Split Amendment”);

●	To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2022;
●	Advisory vote to approve named executive officer compensation; and

●	To consider any other matters that may properly come before the Annual Meeting.

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What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the approval of an amendment to our Third Amended and Restated Certificate of Incorporation (our “Charter”) which will allow for an up to 1-for-4 reverse stock split (the “Reverse Split Amendment”), and the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2022 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon. Holders of our Series B Preferred Stock, par value $0.000001 per share (“Series B Preferred Stock”), are entitled to one vote per share of Common Stock for which the Series B Preferred Stock are convertible. Holders who notify the Company in writing can elect to limit the conversion of, and entitlement to vote, such holder’s Series B Preferred Stock so that such holder’s beneficial ownership of common stock does not exceed 9.99% of the total number of shares of common stock issued and outstanding after giving effect to any conversion (or deemed conversion for voting purposes) of their Series B Preferred Stock and other securities convertible into or exercisable for common stock (the “Beneficial Ownership Cap”). Our issued and outstanding Series B Preferred Stock is held by one holder that has made such election and, therefore, none of our Series B Preferred Stock will be entitled to vote at the Annual Meeting.

As of the Record Date, we had 17,209,612 outstanding shares of Common Stock and no outstanding shares of any other class of Stock.

How can I attend the Annual Meeting?

Stockholders as of the Record Date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/PTIX2022. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PTIX2022 and using your 16-digit control number, located on the Notice and the proxy card, to enter the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the Record Date, as a single class, will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting via the internet or by submitting your proxy card by mail. If you would prefer to vote by mail, please request a printed copy of the proxy materials at www.proxyvote.com and marking, signing, dating and mailing the proxy card in the envelope provided. If you hold your shares in street name, you may vote via the internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on the website or on your proxy card. If you vote your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the Annual Meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the Annual Meeting, or if no recommendation is given, in their own discretion.

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You may vote before the Annual Meeting at www.proxyvote.com. Use your 16-digit control number, located on the Notice, and follow the instructions.

If you attend our virtual Annual Meeting you should follow the instructions at www.virtualshareholdermeeting.com/PTIX2022 in order to vote or submit questions during the Annual Meeting, even if you have voted your shares by proxy.

If you vote via the internet, your vote must be received by 11:59 p.m. Eastern Time on November 22, 2022.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation; or
●	sending in another duly executed proxy bearing a later date.

For purposes of submitting your vote online, you may change your vote until 11:59 p.m., Eastern Time on November 22, 2022. After this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware General Corporation Law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

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Assuming that a quorum is present, the following votes will be required pursuant to Delaware General Corporation Law:

1.	With respect to the first proposal for the election of directors, directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected.

2.	With respect to the second proposal to approve an amendment to our Charter which will allow for an up to 1-for-4 reverse stock split, the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date for the Annual Meeting is required for approval of the Reverse Split Amendment. A failure to submit a proxy card or vote at the Annual Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this proposal.

3.	With respect to the proposal to ratify the appointment of MaloneBailey, LLP, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve this proposal.

4.	Any other proposal that might properly come before the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the Annual Meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Second Amended and Restated Bylaws (“Bylaws”).

A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast by the holders of all of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter, while abstentions will be treated as a vote against such proposal. Accordingly, broker non-votes will not have any effect on Proposal 2. Abstentions will be treated as votes against Proposal 2. Neither abstentions nor broker non-votes will have any effect on Proposal 1.

Holders of the common stock and Series B Preferred Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions as to how to vote to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can vote the shares with respect to matters that are “discretionary” routine items but cannot vote the shares with respect to “nondiscretionary” non-routine items (resulting in a “broker non-vote”).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes (such proposals being commonly referred to as “non-routine” matters). Consequently, if customers do not give any direction, brokers will be permitted to vote shares of Common Stock at the Annual Meeting in relation to these matters. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock are voted at the Annual Meeting.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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PROPOSAL 1: TO ELECT THE CLASS I DIRECTOR NOMINEES TO SERVE UNTIL THE 2025 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of six directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Our Bylaws provide that the number of directors that constitute the entire Board shall be fixed from time to time by resolution adopted by a majority of the entire Board. Currently, the Board is divided into three classes, Class I, Class II and Class III. The initial term of office of the Class I, Class II and Class III directors expires at our annual meeting in 2022, 2023 and 2024, respectively. Beginning this year, at each annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Our Board currently consists of six directors. The Class I director nominees for election, who have been nominated by our Nominating and Governance Committee for election at the Annual Meeting are Khalil Barrage and Timothy R. Wright.

Mr. Barrage is currently one of our directors, while Mr. Wright is not. The Class II and Class III directors (Buell, Stein, Armen and Corvese) are still serving and not in need of re-election. On September 2, 2022, Josh Silverman, a Class I director of the Company, informed the Company’s Board of his intention not to stand for re-election to the Board at the Annual Meeting. Mr. Silverman will continue to serve as a director and member of the Audit Committee until the conclusion of the Annual Meeting. The decision by Mr. Silverman to not stand for re-election is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Class I directors nominated for election, Barrage and Wright, if elected at the Annual Meeting, would serve for a three-year term until the 2025 annual meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the two Class I nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two Class I director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election as Class I Directors to the Board for a Three-Year Term Expiring at the 2025 Annual Meeting

The following sets forth certain information with respect to our Class I directors who are up for election or re-election at the Annual Meeting:

Name	Age	Class	Position(s)

Khalil Barrage	57	Class I	Director
Timothy R. Wright	64	Class I	Director

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Khalil Barrage, Director, joined us in July, 2007. Mr. Khalil Barrage has served as a Managing Director of The Invus Group, LLC since 2003, in charge of the Public Equities Group that he set up in September 2003. Invus manages over $3B of capital, with a primary focus is on private equity investments, biotechnology and health care. In addition, Invus manages a fund-of-funds liquid alternative investment and, most recently, the newly established public equities portfolio activity. Mr. Barrage is a value investor. He started his career in 1988 with The Olayan Group, a multibillion private group. He was in charge of the group’s U.S. public equities portfolio, overseeing more than $2 billion of assets. Mr. Barrage holds a BA from American University of Beirut. Mr. Barrage brings to the Board years of experience in the financial and biopharmaceutical arenas.

Timothy R. Wright is the Chief Executive Officer of MiMedX Group, Inc., a position that he has held since May 2019. MiMedX is an advanced wound care and emerging therapeutic biologics company. Mr. Wright also currently serves on the board of directors of Agenus Inc., which he has served on since 2006. Mr. Wright also serves as a Partner at Signal Hill Advisors, LLC, a position he has held since February 2011. In addition, Mr. Wright serves as Chairman of The Ohio State University Comprehensive Cancer Center Drug Development Institute and Director of the Ohio State University Innovation Foundation. Mr. Wright previously held several executive roles at Covidien (now Medtronic), Teva Pharmaceuticals Industries Ltd., DuPont Merck, Elan Bio-Pharmaceuticals, M2Gen Corp. and Curaxis Pharmaceuticals Corporation. As our Lead Director, Mr. Wright brings 30 years of experience on boards of companies in North America, Europe, Asia and Japan.

Class II Directors the Board Continuing in Office for a Term Expiring at the 2023 Annual Meeting

Jennifer Buell, Ph.D., Director, joined us on July 18, 2020, filling the open board seat created when our Board approved the increase of the size of our Board from five to six directors. Dr. Buell serves as the President and Chief Operating Officer of Agenus Inc. Since 2013, Dr. Buell has served Agenus as the Head of Global R&D operations, Head of Research, and Chief External Affairs and Communications Officer. During her tenure, Dr. Buell advanced the expansion of Agenus from a neoantigen vaccine company to a global, fully-integrated platform company with a unique pipeline of immune modulating antibodies, adoptive cell therapies, adjuvants, and cancer vaccines. With over 20 years of biopharmaceutical R&D experience, Dr. Buell has a proven record of success in R&D leadership, most recently at Agenus, where she has led high performing teams in outpacing large pharmaceutical companies in advancing novel therapies to the clinic through Agenus’ proprietary pipeline and in collaboration with Incyte, Merck, and Gilead. Prior to joining Agenus, Dr. Buell held leadership positions in R&D operations at Bristol-Myers Squibb and was later responsible for Programs and Alliances at Harvard Clinical (Baim), where she led the strategy and operations of a portfolio of programs in oncology, neurology, nephrology, and cardiometabolic diseases. Dr. Buell obtained her PhD in Cellular, Biochemical, and Molecular Biochemistry with an MS in Biostatistics from Tufts University in Boston, Massachusetts.

Robert B. Stein, Ph.D, MD, Director, Chief Medical Officer, joined us effective the closing of the Merger in February, 2016. Dr. Robert B. Stein is Chief Scientific Officer of Agenus Inc. Dr. Robert B. Stein leads Agenus’ Research, Preclinical Development and Translational Medicine functions. He helps shape clinical development strategy for vaccines and adjuvants. Additionally, he’s leading integration of the 4-Antibody acquisition, which includes the company’s fully human antibody drug discovery and optimization technology platform, and portfolio of immune checkpoint antibody programs. Over his 30 years of experience in the biopharmaceutical industry he played a pivotal role in bringing to the market Sustiva®, Fablyn®, Viviant®, PanRetin®, TargRetin®, Promacta® and Eliquis®. Prior to joining Agenus, he held executive management positions at Ligand Pharmaceuticals, DuPont Merck, Incyte Pharmaceuticals, Roche Palo Alto and KineMed. Dr. Stein began his career at Merck, Sharp and Dohme. He holds an MD and a PhD in Physiology & Pharmacology from Duke University. Dr. Stein filed a personal voluntary bankruptcy petition under Chapter 7 in August of 2012 and the bankruptcy was discharged in May 2013. Dr. Stein brings substantial scientific expertise to our Board.

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Class III Directors the Board Continuing in Office for a Term Expiring at the 2024 Annual Meeting

Garo H. Armen, Ph.D, Executive Chairman, is one of our founders and joined us in September 2004. Garo H. Armen is Chairman and Chief Executive Officer of Agenus Inc., a biotechnology company he co-founded in 1994. From mid-2002 through 2004, he also served as Chairman of the Board of the biopharmaceutical company Elan Corporation, plc, which he successfully restructured. Prior to Agenus Inc., Dr. Armen established Armen Partners, a money management firm specializing in biotechnology and pharmaceutical companies and was the architect of the widely publicized creation of the Immunex Lederle oncology business in 1993. Earlier, he was a senior vice president of research at Dean Witter Reynolds, having begun his career on Wall Street as an analyst and investment banker at EF Hutton. In 2002, Dr. Armen founded the Children of Armenia Fund, a nonprofit organization dedicated to significantly rebuilding and revitalizing impoverished rural Armenian towns to provide immediate and sustainable benefits to children and youth. He received the Ellis Island Medal of Honor in 2004 for his humanitarian efforts, and received the Sabin Humanitarian Award from the Sabin Vaccine Institute in 2006 for his achievements in biotechnology and progressing medical research. Dr. Armen was also the Ernst & Young 2002 New York City Biotechnology Entrepreneur of the Year, and received a Wings of Hope Award in 2005 from The Melanoma Research Foundation for his ongoing commitment to the melanoma community. Dr. Armen received a PhD in physical chemistry from the Graduate Center, City University of New York, after which he worked as a research fellow at Brookhaven National Laboratories in Long Island, NY. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas.

Brian J. Corvese, Director, joined us on July 28, 2017, filling the open board seat vacated by Gregory H. Ekizian. Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the board of directors of Agenus Inc. and the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. We believe that, with over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

Non-Continuing Director

Joshua Silverman, Director, Mr. Silverman currently serves as the managing member of Parkfield Funding LLC. Mr. Silverman was the co-founder, and a principal and managing partner of Iroquois Capital Management, LLC (“Iroquois”), an investment advisory firm. Since its inception in 2003 until July 2016, Mr. Silverman served as co-chief investment officer of Iroquois. While at Iroquois, he designed and executed complex transactions, structuring and negotiating investments in both public and private companies and has often been called upon by the companies solve inefficiencies as they relate to corporate structure, cash flow, and management. From 2000 to 2003, Mr. Silverman served as co-chief investment officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as assistant press secretary to the president of the United States. Mr. Silverman currently serves as a director of Akers Biosciences, Inc., AYRO, Inc., Protagenic Therapeutics, Petros Pharmaceuticals, Inc. and Synaptogenix, Inc. all of which are public companies. He previously served as a director of National Holdings Corporation from July 2014 through August 2016 and as a director of Marker Therapeutics, Inc. from August 2016 until October 2018. Mr. Silverman received his B.A. from Lehigh University in 1992.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by our stockholders or us to become directors or executive officers

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Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Except as set forth above with respect to Dr. Stein, had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

On February 24, 2017, we adopted a written Code of Business Conduct and Ethics. Guidelines on Significant Governance Issues, and Process for Security Holder Communications with Directors. A copy of these codes are posted under the “Corporate Governance” subtab under the “Investors” tab in our website, which is located at http://protagenic.com/investors/corporate-governance.

Board Committees

Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science Committee. Each of these committees will operate under a charter that has been approved by our Board.

Audit Committee. The Audit Committee will oversee and monitor our financial reporting process and internal control system, review and evaluate the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee will review and approve all transactions with affiliated parties. The Audit Committee shall be comprised on two or more independent directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Audit Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC, and SEC regulations, as well as any other applicable requirements. The Audit Committee currently consists of Brian Corvese (Chairperson), Khalil Barrage, and Joshua Silverman. Mr. Silverman is not seeking re-election and his term will expire at the conclusion of the Annual Meeting. If elected to the Board, it is anticipated that Mr. Wright will be appointed to serve on the Audit Committee. The Board has designated Brian Corvese as an “audit committee financial expert,” as that term is defined by the NSADAQ Listing Rules and SEC regulations.

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Compensation Committee. The Compensation Committee will provide advice and make recommendations to the Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee will also review the compensation of our President, Chief Executive Officer, and other officers and make recommendations in that regard to the Board as a whole. The Compensation Committee shall be comprised on three or more directors who shall be appointed annually and subject to removal by the Board at any time. The Compensation Committee must consist solely of independent directors. The Compensation Committee currently consists of Khalil Barrage (Chairperson), Brian Corvese and Joshua Silverman. Mr. Silverman is not seeking re-election and his term will expire at the conclusion of the Annual Meeting. If elected to the Board, it is anticipated that Mr. Wright will be appointed to serve on the Compensation Committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will nominate individuals to be elected to the full Board by our stockholders. The Nominating and Corporate Governance Committee will determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders. The Nominating and Corporate Governance Committee shall be comprised of three or more directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Nominating and Corporate Governance Committee may or may not meet the independence requirements of The NASDAQ Stock Market, LLC and SEC regulations. The Nominating and Corporate Governance Committee consists of Joshua Silverman (Chair), and Brian Corvese. Mr. Silverman is not seeking re-election and his term will expire at the conclusion of the Annual Meeting. If elected to the Board, it is anticipated that Mr. Wright will be appointed to serve on the Nominating and Corporate Governance committee and will serve as Chair of our Nominating and Corporate Governance Committee.

Science Committee. The Science Committee will provide advice, understanding and guidance to management of the Company and the Board on matters involving (i) the Company’s development programs and projects, (ii) acquisitions of new technologies or products and other business opportunities of strategic, scientific and commercial importance to the Company, and (iii) relationships with academic and corporate organizations. The Science Committee shall be comprised of three or more directors who shall be appointed annually and subject to removal by the Board at any time. The Science Committee consists of Jennifer Buell, Ph.D., Garo H. Armen, Ph.D. and Robert B. Stein, MD, Ph.D. (Chair).

Clinical and Regulatory Committee. The Clinical and Regulatory committee will meet at least once per year to review progress of the clinical trial programs of the Company. The Clinical and Regulatory committee was created in July 2020. The Clinical and Regulatory Committee consists of Jennifer Buell, Ph.D. (Chair), Garo H. Armen, Ph.D. and Robert B. Stein, MD, Ph.D.

Director Independence

The Nasdaq listing rules provide that a majority of the Board should be composed of independent directors. The Nominating and Corporate Governance Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account Nasdaq listing rules, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence.

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The Board has determined that Messrs. Barrage, Corvese, Silverman, and Ms. Buell, are, and Mr. Wright will be upon election, each an “independent” director as that term is defined by the NASDAQ Stock Market, Inc. Marketplace Rules and SEC Regulations. In addition, the Board also designated Brian Corvese as an “audit committee financial expert,” as that term is defined by the NASDAQ Listing Rules and SEC regulations.

With regard to Mr. Silverman’s independent status, the Board considered the fact that he is an ex-CEO of one of the institutional funds (Iroquois Asset Management) that was previously a 50% owner of a limited liability company which previously owned just under 10% of the Company’s common stock. The Board noted that Mr. Silverman is no longer the CEO of Iroquois Asset Management, and as such, he does not represent a major single stockholder.

Dr. Armen is currently not an independent director because he is employed as our Executive Chairman. Dr. Stein is currently not an independent director because he is employed as our Chief Medical Officer

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our Company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with the Company.

We have entered into indemnification agreements with each of our directors and executive officers. It is anticipated that future directors and officers will enter into an Indemnification Agreement with us in substantially similar form. The Indemnification Agreement provides, among other things, that we will indemnify and hold harmless each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. The Indemnification Agreement further provides that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the Indemnification Agreement, an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. The Indemnification Agreement also requires us to maintain in full force and effect directors’ liability insurance on the terms described in the Indemnification Agreement. If indemnification under the Indemnification Agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis:

●	the name and address of record of the security holder;
●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;
●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;
●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;
●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and
●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

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Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Protagenic Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since
Garo H. Armen	69	Executive Chairman of the Board of Directors	2004
Alexander K. Arrow	51	Chief Financial Officer	2016
Robert B. Stein	71	Director, Chief Medical Officer	2020
Andrew Slee	72	Chief Operating Officer	2020

See Proposal 1 above for biographical information regarding Garo H. Armen and Robert B. Stein.

Alexander K. Arrow, M.D., CFA – Chief Financial Officer. Dr. Arrow became our Chief Financial Officer in February 2016. Dr. Arrow is the Chief Financial Officer of Carlsmed, Inc., a spinal implant manufacturer whose mission is to improve outcomes and decrease the cost of healthcare for spine surgery and beyond. He serves on the Boards of Insightful Instruments, Inc., a developmental stage ophthalmology tool company, and Paragonix Technologies, supplier of the leading solid organ transportation device. Previously, Dr. Arrow served as a director of Neumedicines, Inc., a company developing protein therapeutics in Oncology, Hematology and Immunology, and as a director and as Chairman of the Audit and Compensation Committees of Biolase, Inc. (NASDAQ: BIOL) from 2010 through 2014, as well as the President and Chief Operating Officer. Biolase, Inc. is the leading manufacturer of dental lasers. Before Biolase, he was the Chief Medical and Strategic Officer of Circuit Therapeutics, Inc., in the field of optogenetics. From 2007 through 2012, Dr. Arrow was the Chief Financial Officer of Arstasis, Inc., a cardiology device manufacturer. From 2002 to 2007, he headed medical technology equity research at the global investment bank Lazard Capital markets, LLC. Dr. Arrow spent two years 1999-2001 as Chief Financial Officer of the Patent & License Exchange, and three years as the life sciences research analyst at Wedbush Morgan Securities. He received his CFA in 1999. He was awarded an M.D. from Harvard Medical School in 1996 and a B.A. in Biophysics, magna cum laude, from Cornell University in 1992.

Andrew Slee, PhD, Chief Operating Officer. Dr. Andy Slee joined us in April 2016. During his 37-year pharmaceutical career, Mr. Slee has taken several drugs from inception through all their pre-clinical and early clinical testing. During the past 37 years, he has worked for Preclinical CROs, immune-oncology companies and natural product companies focusing on anti-infectives, cancer, CNS, diabetes and inflammatory diseases. Spreading his influence beyond a single company, he created and ran his own Contract Research Organization (CRO), VivoSource Laboratories, which for ten years from 2003 to 2013 provided preclinical proof of concept catering to biopharmaceutical companies. For the 18 years before that, Mr. Slee shepherded multiple pharma targets in several therapeutic areas from inception onward at DuPont Pharmaceuticals. He is a graduate of Syracuse University and Leeds University.

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers and for fiscal years ended December 31, 2021 and 2020.

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)

Garo H. Armen,	2021	0	0	0	$0		0	0	0	$0
Chairman	2020	0	0	0	$411,185	(1)	0	0	0	$411,185

Alexander K. Arrow,	2021	$136,538	$0	$0	$0		$0	$0	0	$136,538,
Chief Financial Officer	2020	$38,462	$0	$0	$564,067	(2)	$0	$0	0	$602,529

(1)	We use the Black-Scholes option pricing model to value the options granted. On February 13, 2020, Dr. Armen was granted 300,000 options (exercise price of $1.75/option) under the 2016 Equity Compensation Plan.
(2)	We use the Black-Scholes option pricing model to value the options granted. On February 13, 2020, Dr. Arrow was granted 120,000 options (exercise price $1.75/option) under the 2016 Equity Compensation Plan. On February 13, 2020, he was granted 187,497 options (exercise price of $1.75/option) in lieu of nine months of cash salary. On July 18, 2020, he was granted 124,998 options (exercise price $1.75/option) in lieu of six months of cash salary.

Employment Arrangements with Officers and Directors

Dr. Alexander Arrow, our Chief Financial Officer, receives base compensation of $150,000 per year for his part-time work for us, an increase from the $125,000 he received until July 1, 2021, except for an 18-month period from February 2019 through August 2020 during which he received zero cash salary and three grants totaling 354,162 options in lieu of cash salary. From 2016 through 2020, cumulatively, Dr. Arrow received 100,000 options under the 2006 Plan and three grants totaling 335,000 incentive options in the aggregate under the 2016 plan with exercise prices of $1.25 and $1.75 per share. The terms of Dr. Arrow’s option grants include full vesting acceleration upon a change of control.

Consulting Agreements

Andrew Slee, PhD, Chief Operating Officer. In December 2020, we entered into a consulting agreement with Dr. Slee to act as our Chief Operating Officer. We granted Dr. Slee (i) 100,000 options on April 15, 2016, at an exercise price of $1.25 per option, (ii) 75,000 options on October 16, 2017, at an exercise price of $1.75 per option, (iii) 75,000 options on July 18, 2020, at an exercise price of $1.25 per option, (iv) 150,000 options on February 13, 2020, at an exercise price of $1.75 per option, and (v) 50,000 options on February 25, 2021, at an exercise price of $5.60.

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Dalia Barsyte PhD, Scientific Advisor. Our subsidiary, Protagenic Therapeutics Canada (2006) Inc., entered into a consulting agreement with Dr. Dalia Barsyte. Dr. Barsyte is responsible for overseeing i) design and development of ELISA assays for measuring TCAP, ii) evaluation of TCAP exposure biomarker assay, iii) development of pipeline peptides, iv) development of clinically compatible formulations for TCAP, as well as all of the bench research and development of formulation and extraction methods. Her consulting agreement is effective through December 2017. She is compensated at the rate of up to $3,000 (Canadian) per month, if she works at least 20 hours on behalf of the Company. As well, we have granted Dr. Barsyte 10,000 shares of our common stock and ten-year options to purchase 150,000 shares of our common stock. Options to purchase 100,000 shares of common stock, at an exercise price of $1.00 per share, have fully vested; the options to purchase the remaining 50,000 shares of common stock, at an exercise price of $1.25 per share, vested in March 2016. On October 16, 2017, we granted Dr. Barsyte another ten-year option to purchase 20,000 shares of our common stock at an exercise price of $1.75 per share. On February 13, 2020, we granted Dr. Barsyte ten-year option to purchase 10,000 shares of our common stock at an exercise price of $1.75 per share.

Robert B. Stein, PhD, MD, Director, Chief Medical Officer. We entered into a consulting agreement with Dr. Stein effective January 2015, and amended and restated this consulting agreement in December 2020 to appoint Dr. Stein as our Chief Medical Officer. Dr. Stein is responsible for providing us with technical and advisory services related to our research and development efforts. On January 23, 2015, we granted Dr. Stein ten-year options to purchase 200,000 shares of our common stock, at an exercise price of $1.25 per share (the “January Options”). The January Options are fully vested. We granted Dr. Stein (i) 40,000 options on April 15, 2016, at an exercise price of $1.25 per option, (ii) 200,000 options on October 16, 2017, at an exercise price of $1.75 per option, (iii) 150,000 options on February 13, 2020, at an exercise price of $1.25 per option, and (iv) 50,000 options on February 25, 2021, at an exercise price of $5.60 per option.

Jennifer Buell, PhD, Clinical and Regulatory Development Advisor. We entered into a consulting agreement with Dr. Buell effective February 2021, providing for her to do three things: (1) advise the Company’s clinical and regulatory development plan to support the Company’s lead product candidate, PT00114, in support of an IND application to the U.S. Food and Drug Administration and demonstration of safety and clinical activity in early phase clinical trials, (2) develop a panel of experts to prepare a clinical development plan and operational plan that would enable the evaluation of safety and clinical activity of the companies lead therapeutic, PT00114, and (3) determine the fastest development pathway of PT00114 in four key indications as defined by the Company Management. We granted Dr. Buell 200,000 nonstatutory stock options (“NSOs”) on February 25, 2021 at an exercise price of $5.60 per share, and 145,000 options on July 18, 2020 at an exercise price of $1.75 per share.

Mark Berg, Strategic Advisor. We entered into a consulting agreement with Mr. Berg effective January 2022, providing for him to provide strategic consulting services to the company, none of which involves direct contact with investors. We granted Mr. Berg 50,000 nonstatutory stock options (“NSOs”) on January 19, 2022 at an exercise price of $1.21 per share.

Director Compensation

During fiscal year 2020 we issued 45,000 options with an exercise price of $1.75 to Dr. Buell for her services on the Board. During fiscal year 2021 we issued 200,000 options with an exercise price of $5.60 to Dr. Buell for her services on the Board.

Going forward, on April 15 of each fiscal year, we plan to grant each non-employee director an option under the 2016 Plan to purchase 40,000 shares of common stock, as well as an option to purchase 5,000 shares for each committee which they chair. No additional options shall be granted for serving on a committee without being its chair. All options will be granted at fair market value, as defined in the 2016 Plan, on the date of grant, and will vest over a three-year period in equal monthly installments. Vesting will accelerate in certain circumstances, such as a change of control of the Company, and unvested options will terminate upon the cessation of an individual’s service to us as a director.

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Non-employee directors may be reimbursed for their reasonable expenses in attending Board and committee meetings.

We entered into an amended and restated consulting agreement during fiscal year 2020 with Robert B. Stein, PhD, MD, under which we issued 150,000 options on February 13, 2020, at an exercise price of $1.25 per option. During fiscal year 2021 with Robert B. Stein, PhD, MD, under which we issued 50,000 options on February 20, 2021, at an exercise price of $5.60 per option.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards made to our named executive officers that were outstanding at December 31, 2021.

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Garo H. Armen (1)	500,000	-	$1.25	April 15, 2026

Garo H. Armen (2)	250,000	-	$1.75	October 16, 2027

Garo H. Armen (3)	166,667	133,333	$1.75	February 13, 2030

Alexander K. Arrow (4)	100,000	-	$1.25	February 12, 2026

Alexander K. Arrow (4)	140,000	-	$1.25	April 15, 2026

Alexander K. Arrow (5)	75,000	-	$1.75	October 16, 2027

Alexander K. Arrow (6)	41,667	-	$1.00	February 1, 2029

Alexander K. Arrow (7)	66,667	53,333	$1.75	February 13, 2030

Alexander K. Arrow (8)	187,497	-	$1.75	February 13, 2030

Alexander K. Arrow (9)	124,998	-	$1.75	July 18, 2030

Andrew Slee (10)	100,000	-	$1.25	April 15, 2026

Andrew Slee (11)	75,000	-	$1.75	October 16, 2027

Andrew Slee (12)	87,500	62,500	$1.75	February 13, 2030

Andrew Slee (13)	50,000	25,000	$1.25	July 18, 2030

Andrew Slee (14)	39,583	10,417	$5.60	February 25, 2031

Robert B. Stein (15)	200,000	-	$1.25	January 22, 2025

Robert B. Stein (16)	40,000	-	$1.25	April 15, 2026

Robert B. Stein (17)	200,000	-	$1.75	October 16, 2027

Robert B. Stein (18)	150,000	-	$1.75	February 13, 2030

Robert B. Stein (19)	39,583	10,417	$5.60	February 25, 2031

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(1)	Dr. Armen was granted a 500,000 share option grant on April 15, 2016

(2)	Dr. Armen was granted a 250,000 share option grant on October 16, 2017.
(3)	Dr. Armen was granted a 300,000 share option grant on February 13, 2020.
(4)	Dr. Arrow was granted a 100,000 share option grant on February 12, 2016, and a 140,000 share option grant on April 15, 2016
(5)	Dr. Arrow was granted a 75,000 share option grant on October 16, 2017.
(6)	Dr. Arrow was granted a 41,667 share option grant on February 1, 2019.
(7)	Dr. Arrow was granted a 120,000 share option grant on February 13, 2020.
(8)	Dr. Arrow was granted a 187,497 share option grant on February 13, 2020.
(9)	Dr. Arrow was granted a 124,998 share option grant on July 18, 2020.
(10)	Dr. Slee was granted a 100,000 shares option grant on April 15, 2016.
(11)	Dr. Slee was granted a 75,000 shares option grant on October 16, 2017.
(12)	Dr. Slee was granted a 150,000 shares option grant on February 13, 2020.
(13)	Dr. Slee was granted a 75,000 shares option grant on July 18, 2020.
(14)	Dr. Slee was granted a 50,000 shares option grant on February 25, 2021.
(15)	Dr. Stein was granted a 200,000 shares option grant on January 22, 2015.
(16)	Dr. Stein was granted a 40,000 shares option grant on April 15, 2016.
(17)	Dr. Stein was granted a 200,000 shares option grant on October 16, 2017.
(18)	Dr. Stein was granted a 150,000 shares option grant on February 13, 2020.
(19)	Dr. Stein was granted a 50,000 shares option grant on February 25, 2021.

For Drs. Armen and Arrow, following a qualified Change of Control, a resignation for Good Reason, or an involuntary termination other than For Cause, 100% of the executives’ then-unvested options shall become immediately vested.

Director Compensation

During fiscal year 2020 we issued 45,000 options with an exercise price of $1.75 to Dr. Buell for her services on the Board. During fiscal year 2021 we issued 200,000 options with an exercise price of $5.60 to Dr. Buell for her services on the Board.

Going forward, on April 15 of each fiscal year, we plan to grant each non-employee director an option under the 2016 Plan to purchase 40,000 shares of common stock, as well as an option to purchase 5,000 shares for each committee which they chair. No additional options shall be granted for serving on a committee without being its chair. All options will be granted at fair market value, as defined in the 2016 Plan, on the date of grant, and will vest over a three-year period in equal monthly installments. Vesting will accelerate in certain circumstances, such as a change of control of the Company, and unvested options will terminate upon the cessation of an individual’s service to us as a director.

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Non-employee directors may be reimbursed for their reasonable expenses in attending Board and committee meetings.

We entered into an amended and restated consulting agreement during fiscal year 2020 with Robert B. Stein, PhD, MD, under which we issued 150,000 options on February 13, 2020, at an exercise price of $1.25 per option. During fiscal year 2021 with Robert B. Stein, PhD, MD, under which we issued 50,000 options on February 20, 2021, at an exercise price of $5.60 per option.

Equity Compensation Plans

Equity Compensation Plan Information

Plan category	(a) No. of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	11,653,491	$2.65	119,874

Equity compensation plans not approved by security holders	0	0	0

Total	11,653,491	$2.65	119,874

2006 Employee, Director and Consultant Stock Plan

On June 17, 2016, our stockholders adopted our 2016 Equity Compensation Plan and, as a result, we terminated the 2006 Plan. We will not grant any further awards under the 2006 Plan. All outstanding grants under the 2006 Plan will continue in effect in accordance with the terms of the particular grant and the 2006 Plan.

The following description of the pertinent terms of the 2006 Plan is a summary and is qualified in its entirety by the full text of the 2006 Plan.

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Administration. The administrator (the “Administrator”) of the 2006 Plan is the Board of Directors, except to the extent the Board of Directors delegates its authority to the Compensation committee (the “Committee”) of the Board, in which case the Committee shall be the Administrator.

Terms and Conditions of Options. Options granted under the 2006 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Administrator will determine the exercise price of options granted under the 2006 Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value will generally be the closing sale price on the date of grant. If the common stock is not traded on a stock exchange or national market system on the date of grant, the fair market value will generally be the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the trading day on which common stock was traded immediately preceding the applicable date. If no such prices are available, the fair market value shall be determined in good faith by the Administrator.

No option intended to qualify as an ISO may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2006 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the exercise price of an option may be paid (a) in cash or by certified bank check, (b) at the discretion of the Administrator, through delivery of shares of our common stock held for at least six months having a fair market value equal to the purchase price, (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of the above methods.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Effect of Certain Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the Shares then subject to such options; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable), within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares of common stock subject to such options (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable) over the exercise price thereof.

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Tax Withholding. As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2006 Plan to pay any federal, state or local taxes required by law to be withheld.

2016 Equity Compensation Plan

The following description of the principal terms of the 2016 Plan is a summary and is qualified in its entirety by the full text of the 2016 Plan.

Administration. The 2016 Plan is administered by the Compensation Committee of our Board of Directors, provided that the entire Board of Directors may act in lieu of the Compensation Committee on any matter, subject to certain requirements set forth in the 2016 Plan. The Compensation Committee may grant options to purchase shares of our common stock, stock appreciation rights, stock units, restricted shares of our common stock, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of award, and adopt, amend and rescind rules and regulations for the administration of the 2016 Plan. Subject to applicable law, the Compensation Committee may authorize one or more reporting persons (as defined in the 2016 Plan) or other officers to make awards (other than awards to reporting persons, or other officers whom the Compensation Committee has specifically authorized to make awards). No awards may be granted under the 2016 Plan on or after the ten-year anniversary of the adoption of the 2016 Plan by our Board of Directors, but awards granted prior to such tenth anniversary may extend beyond that date.

Eligibility. Awards may be granted under the 2016 Plan to any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.

Shares Subject to the 2016 Plan. The aggregate number of shares of common stock proposed to be available for issuance in connection with options and awards granted under the 2016 Plan is 3,000,000 shares. Incentive Stock Options may, but need not be, granted with respect to all of the shares available for issuance under the 2016 Plan; provided, however, that the maximum aggregate number of shares of common stock which may be issued in respect of Incentive Stock Options (after giving effect to any increases pursuant to the “evergreen” provisions of the 2016 Plan discussed below) shall not exceed 6,000,000 shares, subject to adjustment in the event of stock, splits and similar transactions. If any award granted under the 2016 Plan payable in shares of common stock is forfeited, cancelled, or returned for failure to satisfy vesting requirements, otherwise terminates without payment being made, or if shares of common stock are withheld to cover withholding taxes on options or other awards, the number of shares of common stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2016 Plan.

In addition, the 2016 Plan contains an “evergreen” provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2016 Plan on January 1 of each year during the period beginning January 1, 2017, and ending on (and including) January 1, 2026. The annual increase in the number of shares shall be equal to (i) five point five percent (5.5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) with respect to shares of common stock which may be issued under the 2016 Plan other than in respect to Incentive Stock Options, the difference between (x) eighteen percent (18%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, and (y) the total number of shares of common stock reserved under the 2016 Plan on December 31st of such preceding calendar year (including shares subject to outstanding awards, issued pursuant to awards or available for future awards) if such amount is greater than the amount determined in (i) immediately above; provided, however, that our Board may act prior to the first day of any calendar year to provide that there shall be no increase such calendar year, or that the increase shall be a lesser number of shares of common stock than would otherwise occur. On January 1, 2017, 2019, and 2020, each year 564,378 shares of common stock were added to the 2016 Plan pursuant to this evergreen provision. On January 1, 2021, 569,826 shares of common stock were added to the 2016 Plan pursuant to this evergreen provision.

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Terms and Conditions of Options. Options granted under the 2016 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2016 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our common stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value shall generally be the closing sale price as of such date, or if there were no trades recorded on such date, then the most recent date preceding such date on which trades were recorded. If on the date of grant the common stock is traded in an over-the-counter market, the fair market will generally be the average of the closing bid and asked prices for the shares of common stock as of such date, or, if there are no closing bid and asked prices for the shares of common stock on such date, then the average of the bid and asked prices for the shares of common stock on the most recent date preceding such date on which such closing bid and asked prices are available. If the common stock is not listed on a national securities exchange or national market system or traded in an over-the-counter market, the fair market value shall be determined by the Compensation Committee in a manner consistent with Section 409A of the Code. Notwithstanding the foregoing, if on the date of grant the common stock is listed on a stock exchange or is quoted on a national market system, or is traded in an over-the-counter market, then solely for purposes of determining the exercise price of any grant of a stock option or the base price of any grant of a stock appreciation right, the Compensation Committee may, in its discretion, base fair market value on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions of the common stock as reported by the exchange or market on which the common stock is traded. In addition, the determination of fair market value also may be made using any other method permitted under Treasury Regulation section 1.409A-1(b)(5)(iv).

No option may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2016 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by bank check, or such other means as the Compensation Committee may accept. As set forth in an award agreement or otherwise determined by the Compensation Committee, in its sole discretion, at or after grant, payment in full or part of the exercise price of an option may be made (a) in the form of shares of common stock that have been held by the participant for such period as the Compensation Committee may deem appropriate for accounting purposes or otherwise, valued at the fair market value of such shares on the date of exercise; (ii) by surrendering to the Company shares of common stock otherwise receivable on exercise of the option; (iii) by a cashless exercise program implemented by the Compensation Committee in connection with the 2016 Plan; and/or (iv) by such other method as may be approved by the Compensation Committee and set forth in an award agreement.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient or the recipient’s guardian or legal representative. However, the Compensation Committee may permit the transfer of a nonqualified stock option, share-settled stock appreciation right, restricted stock award, performance share or share-settled other stock-based award either (a) by instrument to the participant’s immediate family (as defined in the 2016 Plan), (b) by instrument to an inter vivos or testamentary trust (or other entity) in which the award is to be passed to the participant’s designated beneficiaries, or (c) by gift to charitable institutions. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service.

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Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The Compensation Committee will determine the terms applicable to stock appreciation rights. The base price of a stock appreciation right will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our common stock with respect to the date of grant of such stock appreciation right. The maximum term of any SAR granted under the 2016 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the base price of such stock appreciation right, multiplied by

●	the number of shares as to which such stock appreciation right is exercised.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted common stock and/or stock units under the 2016 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the times of vesting or other payment of the restricted stock award. Stock unit awards may be granted with dividend equivalent rights, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Compensation Committee in its discretion. If any dividend equivalents are paid while a stock unit award is subject to restrictions, the dividend equivalents shall be subject to the same restrictions on transferability as the underlying stock units, unless otherwise set forth in an award agreement. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2016 Plan. Performance shares and performance units are awards which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards. The Compensation Committee may award Incentive Bonus Awards under the 2016 Plan. Incentive Bonus Awards may be based upon the attainment of specified levels of Company or subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Compensation Committee. Incentive Bonus Awards will be paid in cash or common stock, as set forth in an award agreement.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2016 Plan, including the grant or offer for sale of unrestricted shares of our common stock and payment in cash or otherwise of amounts based on the value of shares of common stock.

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Section 162(m) Compliance. If stock or cash-based awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, any subsidiary or any division or operating unit thereof: (a) pre-tax income; (b) after-tax income; (c) net income; (d) operating income or profit; (e) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (f) earnings per share; (g) return on equity; (h) return on sales or revenues; (i) return on invested capital or assets; (j) cash, funds or earnings available for distribution; (k) appreciation in the fair market value of the common stock; (l) operating expenses; (m) implementation or completion of critical projects or processes; (n) return on investment; (o) total return to stockholders; (p) dividends paid; (q) net earnings growth; (r) related return ratios; (s) increase in revenues; (t) the Company’s published ranking against its peer group of pharmaceutical companies based on total stockholder return; (u) net earnings; (v) changes (or the absence of changes) in the per share or aggregate market price of the common stock; (w) number of securities sold; (x) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period; (y) total revenue growth; (z) economic value created; (aa) operating margin or profit margin; (bb) share price or total stockholder return; (cc) cost targets, reductions and savings, productivity and efficiencies; (dd) strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, progress with research and development activities, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (ee) objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and (ff) any combination of, or a specified increase or improvement in, any of the foregoing.

At the end of the performance period established in connection with any award, the Compensation Committee will determine the extent to which the performance goal or goals established for such award have been attained, and shall determine, on that basis, the number of performance shares or performance units included in such award that have been earned and as to which payment will be made. The Compensation Committee will certify in writing the extent to which it has determined that the performance goal or goals established by it for such award have been attained.

With respect to awards intended to be performance-based compensation under Section 162(m) of the Code, no participant of the 2016 Plan may receive in any one fiscal year (a) options or stock appreciation rights relating to more than 1,000,000 shares of our common stock, and (b) stock units, restricted shares, performance shares, performance units or other stock-based awards that are denominated in shares of common stock relating to more than 1,000,000 shares of our common stock in the aggregate. The maximum dollar value payable to any participant for a fiscal year of the Company with respect to stock units, performance units or incentive bonus awards or other stock-based awards that may be settled in cash or other property (other than common stock) is $1,500,000.

Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2016 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance unit held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

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Amendment, Termination. The 2016 Plan will remain in effect until March 2026, or, if earlier, when awards have been granted covering all available shares under the 2016 Plan or the 2016 Plan is otherwise terminated by the Board. The Board may amend the terms of awards in any manner not inconsistent with the 2016 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our Board of Directors may at any time amend, suspend, or terminate the 2016 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the 2016 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the 2016 Plan or changes the persons or classes of persons eligible to receive awards.

Tax Withholding. The Company has the power and right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulations to be withheld.

Recoupment Policy. Awards granted under the 2016 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Federal Income Tax Consequences. The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2016 Plan based on the federal income tax laws in effect on the date of this report. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2016 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non-statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

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The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price, and the balance of the gain, if any, will be afforded capital gain treatment.

For awards of stock grants, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time of the stock is granted rather than when it becomes vested). The stock grants will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

A participant is not deemed to receive any taxable income at the time an award of restricted stock units is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any).

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to certain of the Company’s other executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year).

Option Grants and Stock Awards

As of December 31, 2021, we had outstanding stock options to purchase 5,530,861 shares at an average exercise price of approximately $1.84 per share. Included in the total outstanding stock options were 0 stock options granted under the 2006 Plan in 2021 and 583,000 nonqualified stock options granted under the 2016 Plan in 2021 to our executive officers and others at an exercise price of $4.77 per share.

All awards to be made under the 2016 Plan are discretionary, subject to the terms of the 2016 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2016 Plan are generally not determinable at this time. The equity grant program for our non-employee directors is described under the Compensation of Directors section in this proxy statement. The following table summarizes these 2016 awards to our named executive officers, all executive officers and the non-executive officer employees and consultants.

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New Plan Benefits Table

Name and Position	Number of Units (options)
Garo H. Armen, Executive Chairman	1,050,000	(1)
Alexander K. Arrow, Chief Financial Officer	789,162	(2)
Non-Executive Director Group (Messrs. Silverman, Corvese, Barrage, and Dr. Buell)	950,000	(3)
Non-Executive Officer Employee/Consultant Group (Dr. Slee, Dr. Stein, Mr. Z. Armen)	1,245,000	(4)

(1)	These options came from three grants in the 2016 plan: 500,000 options granted on April 15, 2016 with an exercise price of $1.25 per share, 250,000 options granted October 16, 2017 with an exercise price of $1.75 per share, and 300,000 options granted Feb 13, 2020 with an exercise price of $1.75 per share, each of which vest over three years in monthly installments.

(2)	These options came from three grants in the 2016 plan in lieu of cash compensation for the 19-month period February 2019 -August 2020: 41,667 options granted Feb 1, 2019 with an exercise price of $1.00 per share, 187,497 options granted Feb 13, 2020 with an exercise price of $1.75 per share, and 124,998 options granted July 18, 2020 with an exercise price of $1.75 per share for a total of 354,162 options in lieu of cash compensation, and four grants in the 2016 plan as regular incentive stock options: 100,000 options granted February 12, 2016 with an exercise price of $1.25 per share, 140,000 options granted April 15, 2016 with an exercise price of $1.25 per share, 75,000 options granted October 16, 2017 with an exercise price of $1.25 per share, and 120,000 options granted Feb 13, 2020 with an exercise price of $1.75 per share, for a total of 435,000 regular incentive options.

(3)	These options have exercise prices of either $1.25, $1.75, or $5.60 per share with various vesting schedules

(4)	These options have exercise prices of either $1.25, $1.75, or $5.60 per share with various vesting schedules

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of August 31, 2022, unless otherwise indicated, by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each director of the Company, (3) the Company’s current executive officers, and (4) all current directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

Name and address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Class

Garo H. Armen(1)	4,907,324	(2)	26%

Robert B. Stein(1)	610,833	(3)	3%

Khalil Barrage(1)	750,000	(4)	4%

Alexander K. Arrow(1)	920,422	(5)	5%

Brian J. Corvese(1)	215,000	(6)	1%

David A. Lovejoy	594,599	(7)	3%

Josh Silverman(1)	210,000	(8)	1%

Jennifer Buell(1)	173,125	(9)	1%

Andrew Slee(1)	330,208	(10)	2%

All directors and executive officers as a group (8 persons)	8,116,903	(11)	37%

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* Address for each party listed in the above table is c/o Protagenic Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

(1) Executive officer and/or director.

(2) Includes warrants to purchase 953,367 shares of common stock at an exercise price of approximately $1.00 per share. Includes 2,703,957 shares held in the name of Dr. Armen and 250,000 shares held in the name of the Garo H. Armen IRA, as to which Dr. Armen has sole voting and dispositive power. Also includes options to purchase 1,000,000 shares of common stock at an exercise price of $1.25 or $1.75 per share. Does not include options to purchase 50,000 shares that are not exercisable within 60 days of the date of this report.

(3) Represents options to purchase 610,833 shares of common stock at an exercise price of $1.25, $1.75, or $5.60 per share. Does not include options to purchase 29,167 shares that are not exercisable within 60 days of the date of this report.

(4) Includes 410,000 shares of common stock and options to purchase 180,000 shares of common stock at an exercise price of $3.65 per share. Also includes convertible note of $200,000 that converts at $1.25 per share for a total of 160,000 shares of common stock.

(5) Includes 151,260 shares of common stock and options to purchase 769,162 shares of common stock at an exercise price of $1.00, $1.25 or $1.75 per share. Does not include options to purchase 20,000 shares of common stock in the aggregate that are not exercisable within 60 days of the date of this report

(6) Includes options to purchase 215,000 shares of common stock at an exercise price of $1.75 per share.

(7) Includes 148,800 shares of common stock and options to purchase 445,799 shares of common stock in the aggregate with an exercise price ranging from $1.00 to $1.75 per share. Does not include options to purchase 7,500 shares of common stock that are not exercisable within 60 days of the date of this report.

(8) Includes options to purchase 210,000 shares of common stock at an exercise price of $1.25 or $1.75 per share.

(9) Includes options to purchase 173,125 shares of common stock at an exercise price of $1.75 or $5.60 per share. Does not include options to purchase 171,875 shares of common stock that are not exercisable within 60 days of the date of this report.

(10) Includes options to purchase 330,208 shares of common stock at an exercise price of $1.25, $1.75, or $5.60 per share. Does not include options to purchase 119,792 shares of common stock that are not exercisable within 60 days of the date of this report.

(11) Includes warrants to purchase 953,367 shares of common stock and options to purchase 3,488,329 shares of common stock. Also includes convertible notes of $200,000 that converts at $1.25 per share for a total of 160,000 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in Item 11, Executive Compensation.

Our principal offices are located at 149 Fifth Avenue, Suite 500, New York, New York 10010, in a conference room of Agenus, Inc. We utilize our principal office for quarterly board meetings and our annual shareholder meeting at no cost. Our personnel and consultants all work remotely, the Company’s basic science laboratory work is conducted in the Lovejoy Lab at the University of Toronto, and its preclinical efficacy work is conducted at CROs. Hence the Company does not have the need for a day-to-day physical office location other than a mailing address and conference room facility for meetings. For that reason, the Agenus conference room suits its purposes without imposing any inconveniences upon Agenus. Dr. Armen, our Executive Chairman, is also the Chairman and Chief Executive Officer of Agenus Inc.

2019-2020 Convertible Note Offering

Garo H. Armen and Khalil Barrage invested $200,000 and $200,000, respectively, in the Convertible Note Offering on the same terms as all other Investors.

Zack Armen

During the latter part of 2018 and the first quarter of 2019, Zack Armen, the son of our Executive Chairman, Garo H. Armen, Ph.D., assisted us in the development of slide deck presentations and summaries, video editing, and forecasting and market size projections that were incorporated into presentations to investors and others. We have included these presentations in various Current Reports on Form 8-K which we filed with the Securities and Exchange Commission. On June 17, 2019, the Compensation and Audit Committees of the Board authorized the issuance to Mr. Zack Armen of 25,000 stock options under the 2016 Plan in consideration for his services. These options vested in their entirety on issuance, have a ten-year term and are exercisable at a price of $1.75 per share. On February 21, 2020 Mr. Zack Armen was also issued an additional 50,000 stock options that vest over 48 months and are exercisable at a price of $1.75 per share. On July 18, 2020 Mr. Zack Armen was also issued an additional 30,000 stock options that vest over 48 months and are exercisable at a price of $1.75 per share.

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Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our Board of Directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES.

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PROPOSAL 2: TO APPROVE THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT IN THE RANGE OF 1-FOR-2 TO 1-FOR-4, WITH THE EXACT RATIO TO BE SET WITHIN THAT RANGE AT THE DISCRETION OF OUR BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS AND WITH OUR BOARD OF DIRECTORS ABLE TO ELECT TO ABANDON SUCH PROPOSED AMENDMENT AND NOT EFFECT THE REVERSE SPLIT AUTHORIZED BY STOCKHOLDERS, IN ITS SOLE DISCRETION. (THE “REVERSE SPLIT AMENDMENT”).

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval a proposal to amend our Charter to effect a reverse stock split in the range of not less than 1-for-2 and not more than 1-for-4 (the “Exchange Ratio”), with the exact ratio, timing, and terms to be set at the discretion of our Board of Directors (the “Reverse Split Amendment”) without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse split authorized by stockholders, in its sole discretion (the “Reverse Stock Split”). The decision whether and when to effect the Reverse Stock Split, and at what ratio to effect the Reverse Stock Split, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our Common Stock and the continued listing requirements of The Nasdaq Stock Market, LLC. If the Reverse Stock Split is not implemented by the Board of Directors by the date of our next annual meeting of shareholders, this discretionary authority shall expire.

If this proposal is approved and becomes effective, the number of shares of the Company’s authorized Common Stock and par value would remain unchanged at 100,000,000 shares, par value $0.0001 per share. The Reverse Stock Split will not change the number of authorized shares of Series B Preferred Stock. The Reverse Split will not change the par value of the Common Stock or the Series B Preferred Stock.

Rationale for the Reverse Stock Split

The Board believes that it is in the best interests of the Company and our shareholders to authorize the Board, in its discretion, to effect a reverse stock split of our outstanding Common Stock for the following reasons:

●	The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of our Common Stock. Our Common Stock is listed for trading on NASDAQ under the symbol “PTIX”. On April 5, 2022, we were notified by NASDAQ (the “Deficiency Notice”) that for 30 consecutive business days, the bid price of the Common Stock had closed below $1.00 per share, in violation of NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Deficiency Notice has no effect on the listing of our Common Stock at this time. Under NASDAQ Listing Rule 5810(c)(3)(A), if during the 180 calendar day period following the date of the Notice (the “Initial Compliance Period”), the closing bid price of our Common Stock is at or above $1.00 for a minimum of 10 consecutive business days, we will regain compliance with the Minimum Bid Price Requirement and our Common Stock will continue to be eligible for listing on The Nasdaq Capital Market, absent noncompliance with any other requirement for continued listing. The Deficiency Notice stated that if compliance with the Minimum Bid Price Requirement cannot be demonstrated by the end of the Initial Compliance Period, we may be eligible for a second 180-day period to regain compliance (the “Second 180 Day Compliance Period”). To be eligible for the Second 180 Day Compliance Period, (i) we must meet the market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The Nasdaq Capital Market set forth in Marketplace Rule 5505 (except the bid price requirement), (ii) we must provide NASDAQ with written notice of our intention to cure the deficiency, through a reverse stock split, if necessary, and (iii) NASDAQ must determine that the Company will be able to cure the deficiency.

●	On October 4, 2022, we received a letter from Nasdaq notifying us that we had been granted the Second 180 Day Compliance Period or until April 5, 2022, to regain compliance with the minimum $1.00 bid price per share requirement of the Rule. The letter indicated that we did not regain compliance during the initial 180-day grace period provided under the Rule. In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), Nasdaq staff determined that we were eligible for an additional 180-day period to regain compliance based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s having provided written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split if necessary. The letter also indicated that if at any time before April 5, 2022, the bid price of our Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Rule.

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●	If we do not regain compliance with the Minimum Bid Price Requirement by the end of the Second 180 Day Compliance Period, our Common Stock will be subject to delisting. At such time, we may appeal NASDAQ’s delisting determination. Delisting could have a material adverse effect on our business, liquidity and on the trading of our Common Stock. If our Common Stock were delisted, our Common Stock could be quoted on the OTCQB market or on the “pink sheets” maintained by the OTC Markets Group. However, such alternatives are generally considered to be less efficient markets. Further, delisting from NASDAQ could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees, and could also trigger various defaults under our lending agreements and other outstanding agreements. Delisting could make it more difficult for the Company to attract qualified Board candidates and potential strategic and collaborative partners. Finally, delisting could make it harder for us to raise capital and sell securities as we would no longer be eligible to use Form S-3 short form registration statements for such purposes.

●	The Board is asking the shareholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our Common Stock proportionately and put us in a position to regain compliance with NASDAQ Listing Rule 5550(a)(2).

●	The Board believes that maintaining the listing of the Company’s Common Stock on NASDAQ is in the best interests of the Company and our shareholders. The Board believes that the delisting of the Common Stock from NASDAQ would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Common Stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split” for more information.

●	If the Common Stock is delisted from NASDAQ, it will be subject to SEC rules governing “penny stocks,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, will further limit the ability of investors to trade in the Common Stock and may limit the willingness of individual investors and institutions to purchase the Common Stock.

Effecting the Reverse Stock Split would reduce our total shares of Common Stock outstanding, which we believe will increase the price per share of our Common Stock. For example, a hypothetical company with a market value of $50 million and 100 million shares outstanding would have a trading price of $0.50 per share, while a company with the same market value and only 25 million shares outstanding would have a trading price of $2.00 per share.

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Board Discretion to Implement the Reverse Stock Split

The Board only intends to implement the Reverse Stock Split to the extent it believes necessary to maintain our listing on NASDAQ for the future. The Board believes that shareholder approval of a range of Exchange Ratios (rather than a single ratio) is in the best interests of our shareholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If shareholders approve this Proposal, the Board would carry out a Reverse Stock Split only upon the Board’s determination that a Reverse Stock Split would be in the best interests of our shareholders at that time. The Board would then select the Exchange Ratio it determines to be advisable and in the best interests of the shareholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Exchange Ratio, following receipt of shareholder approval, the Board may consider numerous factors including:

●	the historical and projected performance of our Common Stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the Reverse Stock Split and the Exchange Ratio on trading liquidity in our Common Stock and our ability to maintain continued listing on The Nasdaq Capital Market;

●	our capitalization (including the number of shares of Common Stock issued and outstanding);

●	the then-prevailing trading price and trading volume of our Common Stock;

●	the potential devaluation of our market capitalization as a result of the Reverse Stock Split;

●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

●	business developments affecting the Company.

The Board intends to select an Exchange Ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Potential Advantages of the Reverse Stock Split

Maintain Nasdaq Stock Market, LLC Listing. We believe that having our Common Stock delisted from The Nasdaq Stock Market, LLC would be undesirable for our shareholders and potentially detrimental to our business. Among other things, being delisted could reduce the liquidity of our Common Stock. We also deem valuable our ticker symbol, which is easily recognized as “PTIX” and which we could lose if we were delisted by The Nasdaq Stock Market, LLC. Moreover, being listed on The Nasdaq Stock Market, LLC carries with it certain prestige, and we believe it improves the recognition of our company.

Our Board of Directors believes that a Reverse Stock Split, at an exchange ratio of no less than 1-for-2 and no more than 1-for-4, would result in an increase in the price per share, and thereby help us meet the $1.00 per share minimum bid price requirement. While our stock price could trade above $1.00 on its own accord over the next few months, our Board believes that it is in our best interests and in the interests of our shareholders to seek approval of the proposed amendment to our Charter to effect the Reverse Stock Split in order to increase the likelihood that we regain compliance by April 5, 2023, the end of our compliance period. Even if our Common Stock’s closing bid price were to satisfy the minimum closing bid price requirements prior to apprval of this proposal, we may still effect the Reverse Stock Split if our shareholders approve this proposal and our Board of Directors determines that effecting the Reverse Stock Split would be in the best interests of the company and its shareholders.

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Facilitate Potential Future Financings. By preserving our Nasdaq listing, we can continue to consider and pursue a wide range of future financing options to support our business. We believe being listed on a national securities exchange, such as The Nasdaq Stock Market, LLC, is valued highly by many long-term investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future shareholders.

Increase Our Common Stock Price to a Level More Appealing for Investors. We believe that the Reverse Stock Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid, or are less likely to be followed by institutional securities research firms. We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage further interest in our Common Stock.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 2, shareholders should consider the following risks associated with effecting a Reverse Stock Split:

A reverse stock split may negatively impact the market for our Common Stock. Although we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, we cannot assure you that a Reverse Stock Split, if effected, will increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding, or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our Common Stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of our Common Stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

NASDAQ may delist our Common Stock from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions. Even if our shareholders approve a Reverse Stock Split and the Reverse Stock Split is effected, we cannot assure you that we will continue to meet the listing requirements of NASDAQ.

If our Common Stock is delisted, our Common Stock would likely then trade only in the over-the-counter market. If our Common Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

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In addition to the foregoing, if our Common Stock is delisted from NASDAQ and it trades on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our Common Stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our Common Stock is delisted from NASDAQ and it trades on the over-the-counter market at a price of less than $5.00 per share, our Common Stock would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Common Stock and may affect the ability of investors to sell their shares, until our Common Stock no longer is considered a penny stock.

You may end up holding an “odd lot” or less than 100 shares of Common Stock as a result of the Reverse Stock Split, making it more difficult for you to sell your shares. A Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those shareholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

The market price of our Common Stock may not rise after the Reverse Stock Split. Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum shareholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain shareholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

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The number of authorized but unissued shares will not change, while the number of issued shares decreases, effectively increasing the number of shares of Common Stock available for future issuance and potential dilution to existing shareholders. Our Articles of Incorporation presently authorize 100,000,000 shares of Common Stock and 20,000,000 shares of blank check preferred stock, par value $0.000001 per share,. The Reverse Stock Split would not change the number of authorized shares of the Common Stock, although the Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further shareholder approval, subject to applicable shareholder vote requirements under Delaware law and NASDAQ rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current shareholders, and the interest of each such existing shareholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our shareholders or in which our shareholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Principal Effects of the Reverse Stock Split

Reduction of Shares Held by Our Shareholders. After the effective date of the Reverse Stock Split, each shareholder will own fewer shares of our Common Stock. However, the Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company. For example, a holder of two percent of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold two percent of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split.

Change in Number and Exercise Price of Outstanding Options. Under the terms of our 2016 equity incentive plan, the administrator will make appropriate adjustments to the maximum number of shares that may be issued under the plan, the number of shares subject to outstanding awards and the exercise prices relating to awards.

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Change in Number and Exercise Price of Outstanding Warrants. Under the terms of our 2021 warrant agent agreement, the warrant agent will make appropriate adjustments to the number of shares that will be issued in connection with the exercise of the outstanding warrants and the exercise prices relating to such warrants.

Reduction in Number of Outstanding Shares. The Reverse Stock Split will reduce the total number of outstanding shares of Common Stock by the exchange ratio determined by the Board in its discretion and it will apply automatically to all shares of our Common Stock, including shares issuable upon the exercise of outstanding stock options.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on 17,209,612 shares of Common Stock outstanding as of the Record Date.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	—
1:2	8,604,806
1:3	5,736,537
1:4	4,302,403

Although not reflected in the table above, if this proposal is approved, then we would proportionally reduce the number of authorized shares of Common Stock.

Anti-Takeover and Dilutive Effects

The total number of authorized shares of our Common Stock and preferred stock will not be changed as a result of the Reverse Stock Split. The Common Stock and preferred stock that is authorized but unissued provide the Board of Directors with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of the Company or make such actions more expensive and less desirable. The Reverse Stock Split is not being recommended in response to any specific effort to obtain control of the Company, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt.

Except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants or the conversion of our outstanding shares of preferred stock (if any), we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the Reverse Stock Split at this time, and we have not allocated any specific portion of the authorized number of shares to any particular purpose.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our shareholders and if our Board of Directors concludes, in its sole discretion, that the Reverse Stock Split is in the best interests of the Company and its shareholders, our Board of Directors will cause the Reverse Stock Split to be implemented in the range of not less than 1-for-2 and not more than 1-for-4 as selected by our Board of Directors in its sole discretion. We will file an amendment to our Charter with the Delaware Secretary of State at such time as our Board of Directors deems appropriate. The amendment will become effective on the date that it is filed (the “Effective Date”).

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As soon as practicable after the Effective Date, shareholders will be notified that the Reverse Stock Split has been effected. We will retain an exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the Exchange Agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s shareholders. No new certificates will be issued to a shareholder until the shareholder has surrendered to the Exchange Agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Shareholders whose shares are held in book-entry form do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

If the Reverse Stock Split is effected, then after the Effective Date, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ). Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “PTIX” subject to any future change of listing of our securities, although it will be considered a new listing with a new CUSIP number. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share.

Accounting Matters

The Reverse Stock Split will not affect the Common Stock capital account on our balance sheet. As of the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

Discretionary Authority of the Board of Directors to Abandon Reverse Split Amendment and Reverse Stock Split

The Board of Directors reserves the right to abandon the Reverse Split Amendment and the Reverse Stock Split without further action by our shareholders, even if the Reverse Split Amendment has been authorized by our shareholders at the Annual Meeting. By voting in favor of the Reverse Split Amendment, you are expressly also authorizing our Board of Directors to determine not to proceed with, and abandon, the Reverse Split Amendment and the Reverse Stock Split if it should so decide. If the Reverse Stock Split is not implemented by the Board of Directors by the date of our next annual meeting of shareholders, this discretionary authority shall expire.

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No Dissenter’s Rights

Under applicable Delaware law, our shareholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

No Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

The approval of an amendment to the Charter to effect a reverse stock split requires the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date for the Annual Meeting. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposal. Your vote is therefore extremely important.

The Proposed Amendment

This general description of Proposal 2 is qualified in its entirety by reference to the text of the Reverse Split Amendment set forth in this Proposal 2 to effect a reverse stock split of Common Stock. If Proposal 2 is approved by shareholders, our Board of Directors may determine in its sole discretion to effect the Reverse Stock Split. If the Board of Directors determines to effect the Reverse Stock Split, the Reverse Split Amendment will be filed with the Secretary of State of the State of Delaware. The Reverse Split Amendment is subject to additional modification as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors or the Company deems necessary and advisable to effect the Reverse Stock Split. If Proposal 2 is not approved, the Charter will not allow for the effecting of the Reverse Stock Split.

The Charter shall be amended and restated such that:

(i) the following paragraph shall be added after the first paragraph of the Article FOURTH if our shareholders vote to approve this Proposal 2:

As of 5:00 p.m. (eastern time) on           , 2022 (the “Effective Time”), each           shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE REVERSE SPLIT AMENDMENT.

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PROPOSAL 3: RATIFY THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

On May 18, 2017, we engaged MaloneBailey LLP (“Malone”) as our principal independent registered public accounting firm, and effective May 18, 2017, we dismissed Marcum LLP (“Marcum”) as Protagenic Therapeutics, Inc.’s principal independent registered public accounting firm. The decision to dismiss Marcum and to appoint Malone was approved by our board of directors.

During Protagenic Therapeutics’ two most recent fiscal years ended December 31, 2021 and 2020, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K between the Company and Marcum or Malone, as applicable, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the accountant, would have caused the accountant to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such fiscal years, or (2) reportable events.

During our two most recent fiscal years ended December 31, 2021 and 2020, we have not consulted with Malone regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Malone provided to us a written report or oral advice that Malone concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Malone regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has appointed Malone as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2021, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm. Representative(s) of Malone are expected to be available by phone to respond to appropriate questions at the Annual Meeting.

Although stockholder ratification of the selection of Malone as our independent registered public accounting firm is not required by our Bylaws or otherwise, the Audit Committee believes it appropriate as a matter of policy to request that stockholders ratify the selection of our independent registered public accounting firm. In the event the stockholders do not ratify the appointment of Malone, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Malone, the Audit Committee may in its discretion appoint a different independent public accounting firm at any time if the Audit Committee determines that a change is in the best interests of us and our stockholders.

Principal Accounting Fees and Services.

The following table sets forth the fees for services provided and reasonably expected to be billed by Malone Bailey LLP. The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2021 and 2020.

	Fiscal Year 2021	Fiscal Year 2020
Audit fees	$68,000	$55,800
Audit-related fees	$62,750	$-
Tax Fees	$-	$-
All other fees	$-	$-

Total	$130,750	$55,800

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Audit Fees: For the fiscal years ended December 31, 2021 and 2020, the aggregate audit fees billed by our independent auditors were for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC.

Audit-Related Fees: Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements.

Tax Fees: For the fiscal years ended December 31, 2021 and 2020, there were no tax fees, respectively.

All Other Fees: For the fiscal years ended December 31, 2021 and 2020, there were $0 and $0, respectively

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee convenes on a quarterly basis to approve each quarterly filing, and an annual basis to review the engagement of the Company’s external auditor.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining MaloneBailey, LLP’s independence and has determined that such services for fiscal years 2021 and 2020, respectively, were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 4: NON-BINDING “SAY ON PAY” ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion beginning on page 11 of this proxy statement. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by (i) offering competitive base salaries to the named executive officers and (ii) offering the named executive officers participation in equity compensation plans.

Our Board of Directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating our compensation programs and practices applicable to the named executive officers.

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Vote Required and Recommendation

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Protagenic Therapeutics, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2021 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2021.

2.	The Audit Committee has discussed with representatives of MaloneBailey, LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 16, as amended.

3.	The Audit Committee has discussed with MaloneBailey, LLP, the independent public accounting firm for the fiscal year ended December 31, 2021, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

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In addition, the Audit Committee considered whether the provision of non-audit services by MaloneBailey, LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Audit Committee of Protagenic Therapeutics, Inc.

Brian J. Corvese, Chairperson

Khalil Barrage

Joshua Silverman

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal that an eligible stockholder wishes to submit for inclusion in our proxy statement must advise our Secretary of such proposals in writing by June 8, 2022. Such proposal will be included if it complies with SEC rules regarding inclusion of proposals in proxy statements.

Stockholders who intend to submit a proposal at such meeting without inclusion in our proxy statement must advise our Secretary of such proposals in writing between June 9, 2023 and July 9, 2023.

If we do not receive notice of a stockholder proposal within the timeframes set forth above, our management will use its discretionary authority to vote the shares they represent, as our Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

The above notice and proxy statement are sent by order of the Board.

/s/ Alexander Arrow
Alexander Arrow
Chief Financial Officer and Secretary

October 11, 2022

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